EXHIBIT 99.3

Sostre Enterprises, Inc.

Financial Statements

September 30, 2016

Table of Contents

Financial Statements:

Condensed Balance Sheets	2

Condensed Statements of Operations	3

Condensed Statements of Cash Flows	4

Notes to the Condensed Financial Statements	5 – 9

Sostre Enterprises, Inc.

Condensed Balance Sheets

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS

Currents Assets
Cash	$488	$1,127
Cash - restricted	10,009	10,009
Accounts receivable, net	3,042	5,821
Inventories, net	29,773	124,521
Total Current Assets	43,312	141,478
Fixed Assets, net	328	1,104
Total Assets	$43,640	$142,582

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts Payable	$48,190	$105,376
Accrued Expenses	80,451	56,365
Deferred Revenue	22,747	12,670
Loans Payable	55,230	66,191
Notes Payable	117,651	107,944
Total Current Liabilities	324,269	348,546
Total Liabilities	324,269	348,546

Commitments and Contingencies (See Note 9)

Shareholders' Deficit
Common stock, par value $0, 25,000 shares authorized,
25,000 shares issued and outstanding at September 30, 2016
and December 31, 2015, respectively	1	1
Accumulated Deficit	(280,630)	(205,965)
Total Shareholders' Deficit	(280,629)	(205,964)
Total Liabilities and Shareholders' Deficit	$43,640	$142,582

See accompanying notes to the condensed unaudited financial statements

Sostre Enterprises, Inc.

Condensed Statements of Operations

(Unaudited)

	For the Nine Months Ended
	September 30,
	2016	2015

Revenues
Revenues from product sales	$683,902	$865,719
Revenues from services	118,824	111,800
Total revenues	802,726	977,519
Cost of sales	420,298	409,003
Gross profit	382,428	568,516

Operating expenses
Advertising and promotion	158,066	225,304
Salaries and wages	185,834	211,444
Selling, general and administrative expenses	100,912	166,859
Total operating expenses	444,812	603,607

Loss from operations	(62,384)	(35,091)

Other income (expense)
Interest expense	(12,281)	(15,847)
Total other income (expense)	(12,281)	(15,847)

Net loss before income taxes	(74,665)	(50,938)
Income taxes	----	----

Net loss	$(74,665)	$(50,938)

See accompanying notes to the condensed unaudited financial statements

Sostre Enterprises, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30,
	2016	2015

Cash Flows from operating activities:
Net loss	$(74,665)	$(50,938)
Adjustments to reconcile net loss to cash provided by (used in) operations:
Depreciation	776	776
Allowance for Doubtful Accounts	4,527	3,819
Changes in operating assets and liabilities:
Accounts receivable	(1,748)	(13,229)
Inventory	94,748	(35,128)
Accounts payable	(57,186)	(15,392)
Accrued expenses	24,086	30,036
Deferred revenue	10,077	(7,900)
Net cash provided by (used in) operating activities	615	(87,956)

Cash flows in financing activities:
Proceeds from loans payable, net of repayments	(10,961)	12,752
Proceeds from notes payable, net of repayments	9,707	51,138
Net cash (used in) provided by financing activities	(1,254)	63,890

Net decrease in cash	(639)	(24,066)
Cash at beginning of period	1,127	24,613
Cash at end of period	$488	$547

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$12,281	$15,847
Income taxes	----	----

See accompanying notes to the condensed unaudited financial statements

Sostre Enterprises, Inc

Notes to the Condensed Financial Statements

September 30, 2016 and 2015 (Unaudited)

Note 1 – Organization and Nature of Operations

Sostre Enterprises, Inc. (“Company,” “we,” “us,” “our” or “Sostre”) was organized under the laws of the State of Florida in 2003. The Company, through its Black Helmet® Apparel brand has an apparel and targeted accessories business comprised of various website properties and content, social media content, inventory and other intellectual property rights. Launched June 2008, Black Helmet clothing and accessories feature designs that are hand drawn, unique and relay the courageous side of firefighting and other first responders. Our Black Helmet products are sold primarily through our website at www.blackhelmetapparel.com.

In addition, the Company, through its brand WebLift®, provides marketing, consulting, design, and development services for businesses, non-profits, and municipalities. Specialties include branding and expertise in digital marketing solutions and search engine optimization.

Note 2 - Going Concern

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained net losses of $74,665 and $50,938 and (used) or provided cash in operating activities of $615 and ($87,956), respectively, for the nine month periods ending September 30, 2016 and 2015. The Company had an accumulated deficit of $280,630 at September 30, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving loans, many at high interest rates, to sustain its current level of operations.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

Our financial statements are prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). These accounting principles require management to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of our financial statements as well as reported amounts of revenue and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates included in the accompanying financial statements include revenue recognition, valuation of inventory, and estimates of depreciation period for fixed assets.

Basis of Presentation

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Sostre Enterprises, Inc

Notes to the Condensed Financial Statements

September 30, 2016 and 2015 (Unaudited)

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and short-term debt, the carrying amounts approximate fair value due to their short maturities.

We adopted accounting guidance for financial and non-financial assets and liabilities in accordance with ASC 820 “Fair Value Measurements and Disclosures.” This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

The policy for determining past due status is based on the contractual payment terms of each customer, which are primarily related to revenues related to the WebLift services. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or market using the first in, first out (FIFO) method. Provisions have been made to reduce excess or obsolete inventories to their net realizable value.

Fixed Assets

Fixed assets are recorded at cost. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold of $500 are expensed as incurred.

Fixed Asset Type	Depreciable Years

Computer Equipment	5 Years
Office Furniture	7 Years
Video Equipment	5 Years

Sostre Enterprises, Inc

Notes to the Condensed Financial Statements

September 30, 2016 and 2015 (Unaudited)

Restricted Cash

As of September 30, 2016 and December 31, 2015, the Company has restricted cash in the amount of $10,009 related to a deposit to secure a line of credit from a financial institution utilized for working capital.

Revenue Recognition

The Company’s Black Helmet division generates revenue from the online sale of merchandise, primarily targeting first responders and their families. Our Weblift division provides marketing, consulting, design, and development services for businesses, non-profits, and municipalities.

Revenue recognition requires that persuasive evidence of a sale arrangement exists, services are delivered or delivery of goods occurs through transfer of title and the risk and rewards of ownership, the selling price is fixed or determinable and collectability is reasonably assured. Provisions for discounts and rebates to customers are established as a reduction to revenue in the period the related sales are recorded.

Cost of Sales

Components of costs of sales related exclusively to our Black Helmet Apparel division and include product costs, shipping costs to customers and any inventory adjustments.

Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs for shipments to customers as cost of revenues.

Sales Return Reserve Policy

Our return policy generally allows our end users to return purchased products for refund or in exchange for new products. We estimate a reserve for sales returns, if any, and record that reserve amount as a reduction of sales and as a sales return reserve liability. Sales to consumers on our web site generally may be returned within a reasonable period of time.

Concentrations

The Company has historically purchased a substantial amount of its products from two vendors. These vendors provide our Black Helmet division with our custom designed clothing and accessory items. Purchases from these vendors for the nine month periods ending September 30, 2016 and 2015 accounted for 31% and 47%, of our total purchases, respectively. Although we continue to add additional product vendors and we continue to expand our product line and vendor relationships, due to continued high concentration and reliance on these two vendors, the loss of one or both of these vendors could adversely affect the Company’s operations.

General and Administrative Costs

General and administrative costs are primarily comprised of salaries and benefits associated with finance, legal, and other administrative personnel, overhead and occupancy costs, outside professional services, insurance, rent and miscellaneous costs.

Advertising and Marketing

Advertising and marketing expenses are primarily comprised of online marketing of our websites and, email marketing.

Sostre Enterprises, Inc

Notes to the Condensed Financial Statements

September 30, 2016 and 2015 (Unaudited)

Income taxes

The Company is a Subchapter S Corporation for Federal and State income taxes, whereas taxable income or loss flows through to the shareholders on their individual tax returns rather than at the corporate level. The tax returns of the Company for the years ending 2013 through 2016 are subject to examination by the Internal Revenue Service, generally for three years after they are filed. The Company has not yet filed its 2014 or 2015 tax returns.

Note 4 – Accounts Receivable

At September 30, 2016 and December 31, 2015, accounts receivable totaled $3,042 and $5,821, respectively. Our accounts receivable is comprised primarily to revenues related to the WebLift services.

Note 5 – Inventories

Inventory, net of reserves, is comprised of finished goods only as the Company does not have any raw materials used for any work-in-process production or manufacturing. At September 30, 2016 and December 31, 2015 total inventory was $29,773 and $124,521, respectively.

Note 6 – Fixed Assets

Fixed assets consist of the following at September 30, 2016 and December 31, 2015:

Fixed Asset Type	September 30, 2016	December 31, 2015

Computer Equipment	$4,267	$4,267
Video Equipment	2,934	2,934

Total	7,201	7,201

Less accumulated depreciation	(6,873)	(6,097)

Fixed Assets, net	$328	$1,104

For the nine months ended September 30, 2016 and 2015, depreciation expense totaled $776 and $776, respectively.

Note 7 – Loans Payable

Loans payable consists of the following at September 30, 2016 and December 31, 2015:

Loan	September 30, 2016	December 31, 2015

Kabbage Inc.	$33,199	$35,214
Citi Financials	9,031	9,977
Revelation Media Networks	13,000	21,000

Total	$55,230	$66,191

The Company enters into short-term loan agreements with Kabbage, Inc., generally with a term of a year or shorter to meet working capital requirements. Interest on the loans may range from 10% to above 35% and are generally serviced through direct withdrawal from Company accounts. Lenders may or may not require collateral and when required, is general related to cash flows from the Company’s e-commerce transactions. The line of credit from Citi Financials is secured by a restricted cash balance of $10,009, held in the same institution.

Sostre Enterprises, Inc

Notes to the Condensed Financial Statements

September 30, 2016 and 2015 (Unaudited)

The Company entered into a loan payable agreement with Revelation Media Networks. The loan has a one-time interest charge of $3,000. The loan is due on demand.

Note 8 – Notes Payable

Notes payable consists of the following at September 30, 2016 and December 31, 2015:

Note	September 30, 2016	December 31, 2015

Unrelated party	$16,417	$40,000
Paypal Working Capital	61,097	22,000
On Deck Capital	40,137	45,944

Total	$117,651	$107,944

The Company has entered into Note agreements to provide working capital. All notes are current obligations and have interest rates ranging from 15% to 35%. One note is secured by e-commerce proceeds under terms providing for the creditor to directly withdraw from the Company’s accounts each working day.

On May 31, 2016, the Company entered into a note payable agreement with an unrelated party for $20,000. The note is bearing interest of 15% and is due on July 31, 2016. The note balance on this note was $16,417. The Company is currently in default.

On December 23, 2015, the Company entered into a note payable agreement with an unrelated party for $40,000. The note is bearing interest of 15% and is due on March 31, 2016. The Company fully paid off the balance on the maturity date.

Note 9 – Commitments and Contingencies

The Company leases its warehouse and office facility for its Black Helmet Apparel division in Orlando Florida. The facility is approximately 2,667 square feet primarily consisting of warehouse storage. Lease expense for the nine month periods ending September 30, 2016 and 2015 totaled approximately $17,900 and $12,617, respectively. The lease was renewed for a three year term in April 2016 at an initial base rate of $1,641 per month plus CAM charges. The lease has an initial three year term.

In addition, the Company leases administrative office space in Miami Florida on a month-to-month basis.

Lease expense for this location totaled approximately $4,800 and $5,300 for the nine month periods ending September 30, 2016 1nd 2015, respectively. The lease is cancellable by the Company upon 30 days notice by the Company.

Note 10 – Subsequent Events

In December 2016, pursuant to the terms of an Asset Purchase Agreement, we sold our Black Helmet Apparel operations to Bright Mountain Media, Inc. for total consideration of $660,000. Considerations received consisted of $250,000 in cash including direct payment to creditors of $80,000, forgiveness of $200,000 in working capital advances made by Bright Mountain to the company, assumption of $40,000 in debt and the issuance of $200,000 for their common shares with a fair value of $170,000.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 28, 2017 the date the financial statements were issued.